EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

              (212) 299-2439

Keil Decker

(212) 299-2209

NYMEX REACTS TO DECISION IN SETTLEMENT PRICE SUIT

NEW YORK, N.Y., August 1, 2007 -- NYMEX Holdings, Inc. (NYSE:NMX), the parent company of the New York Mercantile Exchange, Inc., received an opinion from the Second Circuit Court of Appeals affirming the U.S. District Court's dismissal of NYMEX's claims for copyright and trademark infringement against the Intercontinental Exchange (ICE) from ICE's inappropriate use of NYMEX's settlement prices for its benchmark energy contracts, including light, sweet crude oil and Henry Hub natural gas futures.

NYMEX President and Chief Executive Officer James E. Newsome said, "While we are clearly disappointed by this decision, it should have no impact on our business as our competitor has for many years been misappropriating, and continues to misappropriate, our settlement prices. The marketplace has already factored this into our business. NYMEX will continue to be the leading market innovator for new products and ideas in the energy and metals industry despite the efforts of our competitors to use these proprietary ideas. NYMEX is reviewing all of its legal options to pursue them to the fullest extent possible."

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Forward Looking and Cautionary Statements

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